Exhibit 10.3

Execution Version

INCREMENTAL ASSUMPTION AGREEMENT

INCREMENTAL ASSUMPTION AGREEMENT, dated as of September 28, 2009 (this “Incremental Assumption Agreement”), by and among Domus Intermediate Holdings Corp. (“Holdings”), Realogy Corporation (the “Borrower”), the Second Lien Term Lenders (as defined below), JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”), as administrative agent (the “Administrative Agent”) for the First Priority Secured Parties (as defined below), and Wilmington Trust Company, as collateral agent for the Second Priority Secured Parties (as defined below) (together with its successors and assigns, the “Second Lien Collateral Agent”).

W I T N E S S E T H:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of April 10, 2007 (the “Credit Agreement”; capitalized terms used but not defined herein shall have the meaning provided in the Credit Agreement), by and among Holdings, the Borrower, the Lenders party thereto from time to time, the Administrative Agent, the Syndication Agent and the Documentation Agents;

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, (a) the Borrower may request Incremental Term Loan Commitments by giving written notice of such request to the Administrative Agent, (b) the Borrower has given a written notice to the Administrative Agent for Incremental Term Loan Commitments, with the Incremental Term Loans to be made in respect thereof to be Other Term Loans ranking junior in right of security to the Term B Loans and the other First Priority Obligations (as defined below) and having other terms and conditions provided for herein and, except as provided for herein, for Term B Loans under the Credit Agreement (such Incremental Term Loans, for purposes hereof, the “Second Lien Term Loans”) and (c) the entities party hereto as Incremental Term Lenders with respect to such Incremental Term Loan Commitments (for purposes hereof, the “Second Lien Term Lenders”) are willing to become party hereto and to extend such Incremental Term Loan Commitments;

WHEREAS, the Second Lien Term Loans shall be in an amount not to exceed $650,000,000 and will be used to repay existing Indebtedness of the Borrower, to refinance certain of the Senior Unsecured Notes in accordance with Section 6.09(b)(i)(F) of the Credit Agreement and for general corporate purposes;

WHEREAS, $515,000,000 of the Second Lien Term Loans (the “Tranche A Second Lien Term Loans”) shall be made on September 28, 2009 (the “Tranche A Second Lien Term Closing Date”), with the Refinancing Portion (as defined below) being made by the applicable Second Lien Term Lenders delivering Senior Unsecured Notes in the respective principal amounts as agreed by them with the Borrower for the Second Lien Term Loans on the Tranche A Second Lien Term Closing Date;

WHEREAS, up to $135,000,000 of the Second Lien Term Loans (the “Tranche B Second Lien Term Loans”) shall be made on October 9, 2009 (the “Tranche B Second Lien Term Closing Date”);

WHEREAS, the terms of the Second Lien Term Loans, to the extent different from those provided for Term B Loans in the Loan Documents, are reasonably satisfactory to the Administrative Agent, and each Second Lien Term Lender which is not a Lender, an Affiliate of a Lender or an Approved Fund has been approved by the Administrative Agent, in each case as evidenced by the Administrative Agent being party hereto; and

NOW, THEREFORE, the parties hereto agree as follows (with all of the agreements and covenants herein being for the express benefit of all the parties hereto and to the Credit Agreement and with all of the agreements and covenants of the Second Lien Term Lenders being binding upon their respective successors and assigns (and their assigns) of the Second Lien Term Loans):

SECTION 1. Defined Terms. As used in this Incremental Assumption Agreement, the following terms shall have the meanings specified below:

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Applicable Rate” shall have the meaning assigned to such term in Section 2(c)(i) hereof.

“Applicable Prepayment Fee” shall mean, as of any prepayment or repayment in whole or in part of any Second Lien Term Loan prior to October 15, 2012, the present value at such date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, of all interest that would accrue on the portion of such Second Lien Term Loan being prepaid from such date to October 15, 2012.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Collateral Agreement Amendment” shall have the meaning assigned to such term in Section 4(a).

“Common Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Credit Agreement” shall have the meaning assigned to such term in the first WHEREAS paragraph hereof.

“Enforcement Action” shall have the meaning assigned to such term in the Intercreditor Agreement.

“First Lien Facility” shall mean any Facility other than (a) the Second Lien Term Loans or (b) any other Loans not secured under the First Priority Security Documents.

“First Lien Lenders” shall mean, collectively, Lenders with respect to the Term B Loans and the Revolving Facility Commitments, Synthetic L/C Lenders, Incremental Revolving Facility Lenders and Incremental Term Lenders with respect to Loans secured on a pari passu basis with the Term B Loans and the Swingline Lender.

“First Lien Security Documents” shall mean the “First Priority Security Documents” as such term is defined in the Intercreditor Agreement.

“First Priority Lien” shall have the meaning assigned to such term in the Intercreditor Agreement.

“First Priority Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“First Priority Obligations Payment Date” shall have the meaning assigned to such term in the Intercreditor Agreement.

“First Priority Secured Parties” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Holdings” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Incremental Assumption Agreement” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Intercreditor Agreement” shall mean the Intercreditor Agreement as amended, supplemented or otherwise modified from time to time, in the form of Exhibit A, among Holdings, the Borrower, each Subsidiary Loan Party, the Administrative Agent and the Second Lien Collateral Agent.

“Refinancing Portion” shall mean up to $150,000,000 of the Tranche A Second Lien Term Loans, which Tranche A Second Lien Term Loans shall be used to refinance certain of the Senior Unsecured Notes in accordance with Section 6.09(b)(i)(F) of the Credit Agreement.

“Required First Lien Lenders” shall mean the Required Lenders, with the Second Lien Term Loans and any other Incremental Term Loans secured pari passu with, or on a junior basis to, the Second Lien Term Loans being disregarded in determining such Required Lenders.

“Required Second Lien Term Lenders” shall mean, at any time, Second Lien Term Lenders having outstanding Second Lien Term Loans that represent more than 50% of the aggregate outstanding amount of Second Lien Term Loans at such time.

“Second Lien Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Second Lien Collateral Agreement” shall mean that certain Second Lien Guarantee and Collateral Agreement as amended, supplemented or otherwise modified from time to time, in the form of Exhibit A, among Holdings, the Borrower, each Subsidiary Loan Party and the Second Lien Collateral Agent.

“Second Lien Collateral and Guarantee Requirement” shall have the meaning assigned to such term in Section 4(c).

“Second Lien Security Documents” shall mean the Second Lien Collateral Agreement, the Second Lien Share Pledge and each of the security agreements and other instruments and documents executed and delivered pursuant to the Second Lien Collateral Agreement or pursuant to Section 5.09 of the Credit Agreement in order to satisfy the Second Lien Collateral and Guarantee Requirement, and to cause the Second Lien Collateral and Guarantee Requirement to be and remain satisfied, with respect to the Second Lien Term Lenders.

“Second Lien Share Pledge” shall mean a second lien share pledge in a form similar to the Share Charge dated April 10, 2007, between Cartus Corporation and Sotheby’s International Realty, Inc., each as a chargor, and The Bank of New York Mellon, as collateral agent, subject to appropriate changes.

“Second Lien Term Lenders” shall have the meaning assigned to such term in the second WHEREAS paragraph hereof.

“Second Lien Term Loans” shall have the meaning assigned to such term in the second WHEREAS paragraph hereof.

“Second Priority Secured Parties” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Tranche A Second Lien Term Closing Date” shall have the meaning assigned to such term in the fourth WHEREAS paragraph hereof.

“Tranche B Second Lien Term Closing Date” shall have the meaning assigned to such term in the fifth WHEREAS paragraph hereof.

“Tranche A Second Lien Term Lender” shall mean each Second Lien Term Lender that makes a Tranche A Second Lien Term Loan.

“Tranche B Second Lien Term Lender” shall mean each Second Lien Term Lender that makes a Tranche B Second Lien Term Loan.

“Tranche A Second Lien Term Loan” shall have the meaning assigned to such term in the fourth WHEREAS paragraph hereof.

“Tranche B Second Lien Term Loan” shall have the meaning assigned to such term in the fifth WHEREAS paragraph hereof.

“Treasury Rate” shall mean, with respect to any date of determination, the yield to maturity at such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to October 16, 2012; provided, however, that if the period from such date to October 16, 2012 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date to October 16, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

SECTION 2. Terms of the Second Lien Term Loans.

(a) Making of Second Lien Term Loans. (i) In accordance with Sections 2.01(d) and 2.06(a) of the Credit Agreement and subject to the terms and conditions hereof and clause (ii) below, each Tranche A Second Lien Term Lender agrees to make a Tranche A Second Lien Term Loan on the Tranche A Second Lien Term Closing Date in a principal amount equal to such Tranche A Second Lien Term Lender’s Incremental Term Loan Commitment, as set forth on Schedule 1.

(ii) Subject to the terms and conditions hereof, the Second Lien Term Lenders with respect to the Refinancing Portion of the Second Lien Term Loans agree that the Second Lien Term Loans to be made by them shall be made by such Second Lien Term Lenders on the Tranche A Second Lien Term Closing Date by delivering Senior Unsecured Notes in the respective principal amounts as agreed separately by them and the Borrower and such Second Lien Term Lenders otherwise satisfying any other requirements applicable to them as separately agreed with the Borrower. On the Tranche A Second Lien Term Closing Date, each Second Lien Term Lender with respect to the Refinancing Portion that has satisfied the actions described in the preceding sentence shall be deemed to have made, and shall have made, Tranche A Second Lien Term Loans in the principal amounts equal to such Second Lien Term Lender’s Incremental Term Loan Commitment, as set forth on Schedule 1.

(iii) In accordance with Sections 2.01(d) and 2.06(a) of the Credit Agreement and subject to the terms and conditions hereof, each Tranche B Second Lien Term Lender agrees to make a Tranche B Second Lien Term Loan on the Tranche B Second Lien Term Closing Date in a principal amount equal to such Tranche B Second Lien Term Lender’s Incremental Term Loan Commitment, as set forth on Schedule 1.

(b) Credit Agreement Governs. Except as set forth in this Incremental Assumption Agreement, the Intercreditor Agreement and the Second Lien Security Documents, the Second Lien Term Loans shall have the same terms as the Term B Loans and the Second Lien Term Loans shall be subject to the provisions of the Credit Agreement and the other Loan Documents as modified hereby.

(c) Applicable Rate; Interest Periods; Interest Payment Dates. (i) The Second Lien Term Loans shall bear interest at a rate equal to 13.5% per annum (the “Applicable Rate”), with such interest computed on the basis of a year of 365 days (or 366 days in a leap year) and payable for the actual number of days elapsed (including the first day but excluding the last day).

(ii) The Interest Payment Dates for the Second Lien Term Loans shall be April 15 and October 15 of each year, commencing with April 15, 2010, and interest accrued as of each Interest Payment Date from the immediately preceding Interest Payment Date (or, in the case of the Interest Payment Date on April 15, 2010, the Tranche A Second Lien Term Closing Date or Tranche B Second Lien Term Closing Date, as applicable) shall be payable on such Interest Payment Date in cash.

(d) Maturity Date and Amortization. The Incremental Term Facility Maturity Date for the Second Lien Term Loans shall be October 15, 2017, and on such date the Borrower shall repay to the Administrative Agent for the ratable account of the Second Lien Term Lenders the aggregate principal amount of all Second Lien Term Loans then outstanding. The Second Lien Term Loans shall have no scheduled amortization.

(e) Optional Prepayments. Notwithstanding anything to the contrary in Section 2.11(a) of the Credit Agreement, the Borrower shall not have the right to make any optional prepayment or repurchase of the Second Lien Term Loans prior to the First Priority Obligations Payment Date, except that the Borrower may prepay or repurchase the Second Lien Term Loans with the prior written consent of the Required First Lien Lenders and may Refinance the Second Lien Term Loans with the incurrence of Permitted Refinancing Indebtedness.

(f) Mandatory Prepayments. Each Second Lien Term Lender hereby irrevocably waives (and hereby gives notice to the Administrative Agent as required by Section 2.11(f) of the Credit Agreement with respect to such waiver) (A) any mandatory prepayment under Section 2.11(b) of the Credit Agreement (with respect to Net Proceeds referred to in clause (b) of the definition thereof in Section 1.01 of the Credit Agreement) or 2.11(c) of the Credit Agreement and (B) until the First Priority Obligations Payment Date, Section 2.11(b) of the Credit Agreement (with respect to Net Proceeds referred to in clause (a) of the definition thereof in Section 1.01 of the Credit Agreement). The Borrower hereby agrees to make, to the extent possible under the Credit Agreement, an optional prepayment of the Term B Loans with any amount paid to it under Section 2.11(f)(ii) of the Credit Agreement (but not of a percentage of such amount equal to the percentage of the Term B Loans as to which waivers of the same mandatory prepayment were given), to the extent such amount arises as a result of the waiver by the Second Lien Term Lenders under this paragraph (f), promptly upon receiving any such amount.

(g) Prepayment Fees. Without prejudice to Section 2(e) and (f), any optional or mandatory prepayment or other repayment of any Second Lien Term Loan (other than any prepayment or repurchase pursuant to Section 2(o) hereof) (i) prior to October 15, 2012 shall be accompanied by a prepayment fee equal to the Applicable Prepayment Fee and (ii) prior to October 15, 2013, but on or after October 15, 2012, shall be accompanied by a prepayment fee equal to 75% of the Applicable Rate on the amount so prepaid.

(h) Payments; Pro Rata Treatment; Sharing of Set-offs. (i) Each Second Lien Term Lender hereby irrevocably waives (and hereby gives notice to the Administrative Agent with respect to such waiver) any rights of payment or participation under Section 2.18(b) or (c) of the Credit Agreement with respect to (i) any proceeds of Common Collateral resulting from the sale, collection or other disposition of Common Collateral as a result of or in connection with an Enforcement Action except to the extent that the Second Priority Obligations (as defined in the Intercreditor Agreement) are entitled to such proceeds under the Intercreditor Agreement, (ii) any payment, prepayment or repurchase of the Term B Loans made by the Borrower prior to the First Priority Obligations Payment Date or (iii) the exercise of any right, including set-off or counterclaim, referred to in Section 2.18(c) by any First Lien Lender (in its capacity as such).

(ii) With respect to the Second Lien Term Loans, the provisions of Section 2.18(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of the Credit Agreement or any payment obtained by any Second Lien Term Lender (whether from an Affiliate of the Borrower or otherwise) as consideration for the assignment of or sale of a participation in any of its Second Lien Term Loans.

(i) Senior Secured Leverage Ratio. Each of the Borrower, the Administrative Agent and the Second Lien Term Lenders hereby irrevocably agrees that this Incremental Assumption Agreement shall constitute the written agreement required by Section 10.08 of the Credit Agreement that on the First Priority Obligations Payment Date, without further action by any Person, the Credit Agreement shall be amended by deleting Section 6.10 thereof.

(j) Voting Provisions. Each Second Lien Term Lender hereby irrevocably agrees that this Incremental Assumption Agreement shall constitute an agreement or consent in writing to (i) any proposed waiver, amendment or modification of the Credit Agreement or the other Loan Documents (other than any proposed waiver, amendment or modification (A) to this Incremental Assumption Agreement, the Intercreditor Agreement or any Second Lien Security Document (except as otherwise provided in the Intercreditor Agreement) and (B) that would require the prior written consent of all Second Lien Term Lenders, or any of them directly affected thereby, or the Majority Lenders participating in the Second Lien Term Loans, as required by Section 10.08(b) of the Credit Agreement) that has been agreed or consented to in writing by the Required First Lien Lenders or, if such proposed waiver, amendment or modification requires the written agreement or consent of a requisite percentage of the Lenders under two or more Facilities that include the Second Lien Term Loans (but not the written agreement or consent of the Required Lenders), that has been agreed or consented to in writing by such requisite percentage disregarding the Second Lien Term Lenders and (ii) any request made by the Required First Lien Lenders as contemplated at the end of Section 8.01 of the Credit Agreement. Each Second Lien Term Lender further agrees that it shall not be entitled to any consent or similar fee or other consideration paid or given to First Lien Lenders in connection with any waiver, amendment or modification of the Credit Agreement or any other Loan Document (other than any such waiver, amendment or modification of the type referred to in the foregoing clauses (A) and (B) if such a fee or other consideration is payable to the Second Lien Term Lenders by the terms of such waiver, amendment or modification).

(k) Refinancings of First Lien Facilities. The Second Lien Term Lenders acknowledge and agree that (i) the Credit Agreement permits a refinancing or replacement of one or more of the First Lien Facilities, under the Credit Agreement or otherwise, and that in certain instances the Borrower, with the consent of the Administrative Agent, may amend the terms of any such First Lien Facility in connection therewith and (ii) the Intercreditor Agreement permits the extension, increase, renewal, refund, replacement or refinancing of the First Priority Obligations. Each Second Lien Term Lender irrevocably agrees that (A) the Administrative Agent is authorized by it to enter on its behalf into amendments or modifications of the Loan Documents reasonably necessary to implement or facilitate any such extension, increase, renewal, refund, refinancing or replacement, so long as any such amendment or modification is not, in the judgment of the Administrative Agent, detrimental to the rights and interests of the Second Lien Term Lenders relative to such rights and interests prior to giving effect to such refinancing or replacement and (B) it will cooperate with the Loan Parties and the Administrative Agent and take all reasonable actions requested by the Loan Parties and the Administrative Agent that may be necessary or desirable to implement or facilitate any such transaction.

(l) Additional Pari Passu Indebtedness. The Second Lien Term Lenders hereby agree that, notwithstanding anything in the Credit Agreement to the contrary, the Loan Parties may incur additional Indebtedness that is pari passu in right of payment and security with the Second Lien Term Loans as “Permitted Refinancing Indebtedness” or pursuant to Section 6.01(k) or Section 6.01(r) of the Credit Agreement, provided that no less than 90% of the net cash proceeds of such additional Indebtedness is used to repay the First Lien Term Loans or permanently reduce the Revolving Commitments. Each Second Lien Term Lender irrevocably agrees that the Administrative Agent is authorized by it to enter on its behalf into amendments or modifications to the Second Lien Security Documents as the Administrative Agent may reasonably require to assure that such additional Indebtedness is secured by the Collateral ratably with the existing Second Lien Term Loans. For purposes of this paragraph (l), “net cash proceeds” shall mean the proceeds of such Indebtedness net of all taxes, fees (including financial advisory and investment banking fees), underwriting discounts, commissions, costs, general administrative and other expenses (including legal fees and expenses).

(m) Additional Releases. The Borrower hereby agrees and covenants that, without the prior written consent of the Required Second Lien Term Lenders, so long as any Second Lien Term Loans are outstanding, the Borrower shall not, and shall not permit any of its Material Subsidiaries to request, consent to or utilize any waiver, amendment or modification of the Credit Agreement or this Incremental Assumption Agreement or any other Loan Document that would (i) provide for any release of a guarantee of or Collateral securing the Second Lien Term Loans which is not accompanied by a release of the corresponding guarantee of or Collateral securing the other Obligations under the Credit Agreement or (ii) otherwise change any of the terms of any Second Lien Security Document in a manner not corresponding to a concurrent change in the comparable First Lien Security Document, except, in either case, as expressly contemplated by the Intercreditor Agreement.

The Borrower further agrees that its agreements in this paragraph may be specifically enforced by the Second Lien Term Lenders or any of them.

(n) Information. Each Second Lien Term Lender hereby acknowledges and agrees that, notwithstanding any provision in the Credit Agreement or any custom or convention to the contrary, the Administrative Agent, Lenders under the Credit Agreement (other than Second Lien Term Lenders) and their advisers, or any of them, may hold discussions, which may include the Borrower or its advisers, with respect to matters of concern to them relating to the Borrower or any of its Affiliates or the Credit Agreement or other Loan Documents without inviting or permitting participation therein by the Second Lien Term Lenders or any of them or their representatives or sharing with the Second Lien Term Lenders, the Second Lien Collateral Agent or their representatives any transcript, summary or other report thereof or any materials prepared to facilitate or further such discussions or otherwise requested in connection therewith.

(o) Repurchases. Each Second Lien Term Lender hereby agrees that, notwithstanding any provision of the Credit Agreement to the contrary, at any time when the Borrower may make an optional prepayment of the Second Lien Term Loans under the provisions of Section 2(e) it may prepay or repurchase one or more Second Lien Term Loans on a non-ratable basis among the Second Lien Term Lenders, provided that (i) no such prepayment or repurchase may be made for consideration equal to or more than 100% of the principal amount of the relevant Second Lien Term Loans (plus accrued interest), (ii) such Second Lien Term Loans shall be immediately retired and discharged upon such prepayment or repurchase (and the Administrative Agent is hereby requested to so indicate in the Register) and (iii) such prepayment or repurchase is effected in accordance with procedures reasonably satisfactory to the Administrative Agent to ensure that every Second Lien Term Lender has a reasonably equivalent opportunity to elect to participate in such prepayment or repurchase or in the process resulting in such prepayment or repurchase, without regard to the principal amount of the Second Lien Term Loans held by it.

(p) Assignments. Assignments and participations with respect to the Second Lien Term Loans shall be effected in accordance with Section 10.04 of the Credit Agreement, provided that, notwithstanding anything to contrary in the Credit Agreement, assignments of the Second Lien Term Loans may be made to any of the Borrower’s Affiliates with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

SECTION 3. Representations. (a) To induce the Second Lien Term Lenders, the Second Lien Collateral Agent and the Administrative Agent to enter into this Incremental Assumption Agreement and the Second Lien Term Lenders to make the Second Lien Term Loans, the Borrower hereby represents and warrants to them that:

(i) The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the Tranche A Second Lien Term Closing Date, with the same effect as though made on and as of the Tranche A Second Lien Term Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case such representation or warranty was true and correct in all material respects as of such earlier date).

(ii) The Borrower’s consolidated balance sheet and statements of income, stockholders equity and cash flows for the fiscal quarter and the portion of the fiscal year ended June 30, 2009, which were contained in the Borrower’s Form 10-Q, dated August 11, 2009, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP, subject to year-end audit adjustments.

(iii) The Second Lien Collateral Agreement is effective to create in favor of the Second Lien Collateral Agent, for the benefit of the Second Priority Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.

(iv) When financing statements and other necessary filings are filed in the applicable offices, the Second Lien Collateral Agent, for the benefit of the Second Priority Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Second Priority Obligations (as defined in the Intercreditor Agreement) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to the Lien of any other person (except for Permitted Liens and Liens securing the First Priority Obligations).

(b) Each Second Lien Term Lender hereby represents, warrants and agrees to and with the Borrower and the Administrative Agent that:

(i) Such Second Lien Term Lender has delivered or will deliver on the Tranche A Second Lien Term Closing Date or Tranche B Second Lien Term Closing Date, as applicable, the tax forms and certificates required to be delivered by a Lender (including, if applicable to such Second Lien Term Lender, a Foreign Lender) under Section 2.17 of the Credit Agreement, on or before the date such Lender becomes a Lender under the Credit Agreement.

(ii) Such Second Lien Term Lender has delivered or will promptly deliver to the Administrative Agent a completed Administrative Questionnaire.

SECTION 4. Conditions to Effectiveness of Incremental Assumption Agreement. This Incremental Assumption Agreement and the obligations of each Tranche A Second Lien Term Lender to make a Tranche A Second Lien Term Loan hereunder shall become effective on the Tranche A Second Lien Term Closing Date subject to the satisfaction of each of the following conditions or the waiver thereof by the Administrative Agent:

(a) The Administrative Agent shall have received counterparts of (i) this Incremental Assumption Agreement, duly executed and delivered by Holdings, the Borrower, the Second Lien Term Lenders, the Administrative Agent and the Second Lien Collateral Agent, (ii) the Second Lien Collateral Agreement, duly executed and delivered by Holdings, the Borrower, each other Loan Party party thereto from time to time and the Second Lien Collateral Agent, (iii) the Intercreditor Agreement, duly executed and delivered by Holdings, the Borrower, each other Loan Party party thereto from time to time, JPMorgan Chase Bank, as First Priority Representative, and the Second Lien Collateral Agent, as Second Priority Representative, and (iv) an amendment to the Collateral Agreement (the “Collateral Agreement Amendment”), in the form attached hereto as Exhibit B and duly executed and delivered by Holdings, the Borrower, each other Loan Party party thereto and the Administrative Agent.

(b) The Administrative Agent shall have received a notice of Borrowing with respect to the Tranche A Second Lien Term Loans pursuant to Section 2.03 of the Credit Agreement.

(c) The elements of the Collateral and Guarantee Requirement (with such term deemed amended for purposes of this Incremental Assumption Agreement to refer to the Second Lien Collateral Agreement, the Second Lien Collateral Agent and the Second Lien Security Documents in lieu of the Collateral Agreement, the Collateral Agent and the Security Documents referred to therein, respectively, and with such other changes as shall be appropriate for the perfection of Liens for the benefit of the Second Lien Term Lenders) (the “Second Lien Collateral and Guarantee Requirement”) shall have been satisfied to the extent reasonably requested by the Administrative Agent as of the Tranche A Second Lien Term Closing Date (it being agreed that the Second Lien Share Pledge may be delivered within 60 days after the Tranche B Second Lien Term Closing Date (or such longer period as determined by the Administrative Agent in its sole discretion)).

(d) The Administrative Agent shall have received, on behalf of itself, the Second Lien Collateral Agent and the Second Lien Term Lenders, (i) a favorable written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, and (ii) a favorable written opinion of the general counsel of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

(e) The Administrative Agent shall have received such customary evidence of authority and officers certificates as the Administrative Agent may reasonably request relating to (i) the organization, existence and good standing of each Loan Party in its jurisdiction of organization (provided that the certificates of existence and good standing for each of the Loan Parties set forth on Schedule 2 hereto shall by provided to the Administrative Agent within 30 days after the Tranche A Second Lien Term Closing Date) and (ii) the incumbency of the officers of each Loan Party executing the Loan Documents to which it is a party.

(f) The Administrative Agent shall have received from each Loan Party a certificate signed by a Responsible Officer and the secretary of such Loan Party, together with, and certifying as to the accuracy and completeness of, copies of (i) the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, as applicable, of such Loan Party and (ii) the by-laws, partnership agreement, limited liability company agreement or other equivalent governing documents, as applicable, of such Loan Party.

(g) The Administrative Agent shall have received a certificate of the Borrower as to its Pro Forma Compliance after giving effect to the making of the Second Lien Term Loans and the application of the proceeds therefrom.

(h) The conditions set forth in Sections 4.01(b) and (c) of the Credit Agreement as applicable to the making of the Second Lien Term Loans shall have been satisfied, and the Administrative Agent shall have received a certificate of the Borrower to such effect dated the Tranche A Second Lien Term Closing Date.

(i) The Second Lien Term Facility shall have received a rating from both Moody’s Investor Service and Standard & Poor’s Ratings Group.

(j) The Administrative Agent shall have received a certificate of Apollo Management Holdings, L.P. setting forth the direct and indirect holdings by Apollo Management Holdings, L.P. and its Affiliates of the Borrower’s debt securities and loans.

(k) The Second Lien Collateral Agent shall have received all fees payable thereto on or prior to the Tranche A Second Lien Term Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Tranche A Second Lien Term Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Nixon Peabody LLP) required to be reimbursed or paid by the Loan Parties under any Loan Document.

SECTION 5. Conditions to Tranche B Second Lien Term Loans. The obligations of each Tranche B Second Lien Term Lender to make a Tranche B Second Lien Term Loan hereunder shall become effective on the Tranche B Second Lien Term Closing Date subject to the satisfaction of each of the following conditions or the waiver thereof by the Administrative Agent:

(a) The Incremental Assumption Agreement shall have become effective and the Tranche A Second Lien Term Loans shall have been made prior to the Tranche B Second Lien Closing Date.

(b) The conditions set forth in Sections 4.01(b) and (c) of the Credit Agreement as applicable to the making of the Tranche B Second Lien Term Loans shall have been satisfied, and the Administrative Agent shall have received a certificate of the Borrower to such effect dated the Tranche B Second Lien Term Closing Date.

(c) The Administrative Agent shall have received all fees payable thereto on or prior to the Tranche B Second Lien Term Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Tranche B Second Lien Term Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP and Davis Polk & Wardwell) required to be reimbursed or paid by the Loan Parties under any Loan Document.

(d) The Administrative Agent shall have received a notice of Borrowing with respect to the Tranche B Second Lien Term Loans pursuant to Section 2.03 of the Credit Agreement and, to the extent that JPMorgan Chase Bank, N.A. is a Tranche B Second Lien Term Lender, it has commitments satisfactory to it for the assignment of Tranche B Second Lien Term Loans in an aggregate amount equal to the Tranche B Second Lien Term Loans to be made by it.

SECTION 6. Acknowledgements. The Borrower and the Administrative Agent acknowledge and agree that (a) the Second Lien Collateral Agreement, the Second Lien Share Pledge and the Intercreditor Agreement shall constitute “Security Documents” and “Loan Documents” as such terms are used in the Credit Agreement, and each reference in the Credit Agreement to the “Security Documents” or “Loan Documents” shall be deemed to include the Second Lien Collateral Agreement, the Second Lien Share Pledge and the Intercreditor Agreement (including for purposes of the representations and warranties made pursuant to Section 3(a)(i)), (b) the Second Lien Collateral Agreement and the Intercreditor Agreement are reasonably satisfactory to them and (c) in the case of the Borrower, it shall take all steps and actions necessary to comply with the Second Lien Collateral and Guarantee Requirement (including taking any actions pursuant to Section 5.09 of the Credit Agreement, which Section shall be deemed amended for purposes of this Incremental Assumption Agreement to refer to the Second Lien Collateral Agent, the Second Lien Collateral and Guarantee Requirement and the Second Lien Security Documents in lieu of the Collateral Agent, the Collateral and Guarantee Requirement and the Security Documents referred to therein, respectively, and with such other changes as shall be appropriate for the perfection of Liens for the benefit of the Second Lien Term Lenders) from and after the Tranche A Second Lien Term Closing Date concurrently with its taking or being required to take any comparable step or action under the Collateral and Guarantee Requirement.

SECTION 7. Second Lien Collateral Agent. (a) The parties hereto hereby agree that Wilmington Trust Company is hereby appointed as and designated by the Second Lien Term Lenders to be the Second Lien Collateral Agent under the Loan Documents and Second Priority Representative under the Intercreditor Agreement and that as such (a) it shall be entitled to the benefits of Article IX and Article X of the Credit Agreement (with such Articles deemed amended for purposes of this Incremental Assumption Agreement to refer to the Second Lien Collateral Agent, the Second Lien Security Documents, the Second Priority Obligations and the Required Second Lien Term Lenders in lieu of the Administrative Agent, the Security Documents, the Obligations and the Required Lenders referred to therein, respectively, and with such other changes as shall be appropriate to provide the Second Lien Collateral Agent with the benefits of said Articles IX and X), (b) it shall be deemed an “Agent” as such term is used in the Credit Agreement, and each reference in the Credit Agreement to an “Agent” shall be deemed to include the Second Lien Collateral Agent (except that the Second Lien Collateral Agent shall not be entitled to any indemnification or expense reimbursement by or from any Lenders other than the Second Lien Term Lenders), (c) the Borrower shall, and hereby agrees to, pay (i) all reasonable out-of-pocket expenses (including Other Taxes) incurred by the Second Lien Collateral Agent in connection with the preparation of this Incremental Assumption Agreement and the other Loan Documents or the administration of this Incremental Assumption Agreement (including expenses incurred in connection with initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower and the reasonable fees, disbursements and charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with the administration of the Credit Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions thereof, and, if necessary, the reasonable fees, charges and disbursements of counsel and (ii) all out-of-pocket expenses (including Other Taxes) incurred by the Second Lien Collateral Agent in connection with the enforcement or protection of its rights in connection with this Incremental Assumption Agreement, the Credit Agreement and the other Loan Documents, including the fees, charges and disbursements of counsel for the Second Lien Collateral Agent (including any special and local counsel) and (d) it shall at any time with respect to the Second Lien Security Documents take the actions required to be taken at such time by the Administrative Agent with respect to the other Security Documents under Section 10.18 of the Credit Agreement. The Second Lien Collateral Agent hereby agrees that it shall not enter into or consent to any waiver, amendment, or modification of the Intercreditor Agreement or the Second Lien Security Documents (as defined in the Intercreditor Agreement) without the prior written consent of the Required Second Lien Term Lenders. The Second Lien Collateral Agent shall be fully justified in requesting direction from the Administrative Agent or the Required Second Lien Term Lenders in the

event the Credit Agreement or any other Loan Document is silent or vague with respect to the Second Lien Collateral Agent’s duties, rights or obligations. In the event there is any disagreement among the Second Priority Secured Parties (other than the Agents) or the instruction given thereby or this Agreement does not unambiguously mandate a course of action by any Agent, then such Agent may refrain from acting until directed by a court of competent jurisdiction. The Second Lien Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Credit Agreement and the other Loan Documents in accordance with a request of the Administrative Agent, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Second Lien Term Lenders and all future holders of the Second Lien Term Loans. The Second Lien Collateral Agent shall not be required to act under the Credit Agreement or any other Loan Document or to advance funds or otherwise incur any financial liability in the performance of its duties or the exercise of its rights hereunder or thereunder and under any other agreements or documents to which it is a party, and shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall receive further assurances to its satisfaction from the Loan Parties and the Second Priority Secured Parties (other than the Second Lien Collateral Agent) of their indemnification obligations hereunder against any and all liability and expense that may be incurred by it by reason of taking or continuing to take or refraining from taking any such action. Without limiting the generality of the foregoing, the Second Lien Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Second Lien Collateral Agent is required to exercise as directed in writing by the Administrative Agent or Required Second Lien Term Lenders (or such other number or percentage of the Second Lien Term Lenders as shall be necessary under the circumstances). For the avoidance of doubt, the Second Lien Collateral Agent shall not be responsible for the perfection of any Lien or for the filing, form, content or renewal of any UCC financing statements, fixture filings, Mortgages, deeds of trust and such other documents or instruments. Section 10.08 of the Credit Agreement is hereby deemed amended to provide that no amendment to the Credit Agreement or any other Loan Document shall affect the rights or duties of the Second Lien Collateral Agent without its written consent. For purposes of any Mortgages, Wilmington Trust FSB shall be deemed to be an agent of the Second Lien Collateral Agent.

(b) The parties hereto hereby acknowledge and agree to be bound by Section 7.18 of the Second Lien Guarantee and Collateral Agreement.

SECTION 8. Effects on Loan Documents. (a) Except as specifically amended or modified herein and in the Collateral Agreement Amendment, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b) Except as specifically provided for herein, the execution, delivery and effectiveness of this Incremental Assumption Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.

(c) The Borrower and the other parties hereto hereby acknowledge and agree that this Incremental Assumption Agreement shall constitute (i) a “Loan Document” as such term is used in the Credit Agreement, and each reference in the Credit Agreement to the “Loan Documents” shall be deemed to include this Incremental Assumption Agreement (including for purposes of the representations and warranties made pursuant to Section 3(a)(i)), and (ii) a “deemed amendment” to the Credit Agreement as contemplated by the last sentence of Section 2.20(b) of the Credit Agreement to the extent appropriate under said Section 2.20(b).

SECTION 9. Expenses. The Borrower hereby agrees to pay or reimburse the Administrative Agent and the Second Lien Collateral Agent for all its reasonable documented out-of-pocket costs and expenses incurred in connection with this Incremental Assumption Agreement, and any other documents prepared in connection herewith and the transactions contemplated hereby (including, without limitation, reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, Davis Polk & Wardwell, counsel to the Administrative Agent, and Nixon Peabody LLP, counsel to the Second Lien Collateral Agent), in each case to the extent required by Section 10.05 of the Credit Agreement.

SECTION 10. Second Lien Term Lenders as Assignees. Notwithstanding anything to the contrary in Section 10.04 of the Credit Agreement, each Second Lien Term Lender that is not a First Lien Lender hereby agrees that (a) it shall not acquire by assignment any Loan or Commitment (other than a Second Lien Term Loan or an Incremental Term Commitment in respect of a Second Lien Term Loan) without the prior written consent of the Borrower (provided that no such consent shall be required if an Event of Default under Sections 8.01(b), (c), (h) or (i) has occurred and is continuing) and the Administrative Agent (in each case such consent not to be unreasonably withheld) and (b) the Administrative Agent shall not be required to process any such assignment unless it has received evidence of each such applicable consent.

SECTION 11. Non-Reliance on Administrative Agent. Each Second Lien Term Lender represents to the Administrative Agent and the Second Lien Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Second Lien Collateral Agent or any Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Second Lien Term Loans hereunder and enter into this Incremental Assumption Agreement. Each Second Lien Term Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Second Lien Collateral Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Incremental Assumption Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates.

SECTION 12. Second Priority Obligations. It is the intention of the parties that Obligations in respect of the Second Lien Term Loans constitute “Second Priority Obligations” under the Intercreditor Agreement.

SECTION 13. Administrative Agent Consent. The Administrative Agent hereby agrees, for purposes of Section 2.20 of the Credit Agreement and without prejudice to or affecting Section 11, that (i) any of the terms of the Second Lien Term Loans provided in this Incremental Assumption Agreement, the Intercreditor Agreement or the Second Lien Security Documents, to the extent such terms differ from those provided for Term B Loans in the Loan Documents, are reasonably satisfactory to the Administrative Agent and (ii) each Second Lien Term Lender which is not a Lender, an Affiliate of a Lender or an Approved Fund has been approved by the Administrative Agent.

SECTION 14. Joinder. From and after the Tranche A Second Lien Term Closing Date, each Second Lien Term Lender executing and delivering a signature page to this Incremental Assumption Agreement shall become a party to the Credit Agreement and shall have the rights and obligations of a Tranche A Second Lien Term Lender or Tranche B Second Lien Term Lender, as applicable, thereunder and under the other Loan Documents and shall be bound by the provisions thereof.

SECTION 15. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INCREMENTAL ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INCREMENTAL ASSUMPTION AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INCREMENTAL ASSUMPTION AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

SECTION 16. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Incremental Assumption Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Incremental Assumption Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Incremental Assumption Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Second Lien Term Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Incremental Assumption Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 17. Amendments; Execution in Counterparts. (a) This Incremental Assumption Agreement may not be amended nor may any provision hereof be waived on or prior to the

Tranche A Second Lien Term Closing Date except pursuant to a writing signed by Holdings, the Borrower, the Administrative Agent and the Second Lien Term Lenders and thereafter except as provided for in Section 10.08 of the Credit Agreement; provided, that, no amendment shall affect the rights or duties of the Second Lien Collateral Agent without its written consent.

(b) This Incremental Assumption Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Assumption Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

DOMUS INTERMEDIATE HOLDINGS CORP.,

By:	/s/Anthony E. Hull
	Name:	Anthony E. Hull
	Title:	Chief Financial Officer

[Signature Page to Incremental Assumption Agreement]

REALOGY CORPORATION,

By:	/s/Anthony E. Hull
	Name:	Anthony E. Hull
	Title:	Chief Financial Officer

[Signature Page to Incremental Assumption Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/Neil R. Boylan
	Name:	Neil R. Boylan
	Title:	Managing Director

[Signature Page to Incremental Assumption Agreement]

WILMINGTON TRUST COMPANY,
as Second Lien Collateral Agent

By:	/s/James A. Hanley
	Name:	James A. Hanley
	Title:	Vice President

[Signature Page to Incremental Assumption Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Second Lien Term Lender

By:	/s/Neil R. Boylan
	Name:	Neil R. Boylan
	Title:	Managing Director

[Signature Page to Incremental Assumption Agreement]

ICAHN PARTNERS LP,
as a Second Lien Term Lender

By:	/s/Keith Cozza
	Name:	Keith Cozza
	Title:	Chief Compliance Officer

ICAHN PARTNERS MASTER FUND LP, as a Second Lien Term Lender

By:	/s/Keith Cozza
	Name:	Keith Cozza
	Title:	Chief Compliance Officer

ICAHN PARTNERS MASTER FUND II LP, as a Second Lien Term Lender

By:	/s/Keith Cozza
	Name:	Keith Cozza
	Title:	Chief Compliance Officer

ICAHN PARTNERS MASTER FUND III LP, as a Second Lien Term Lender

By:	/s/Keith Cozza
	Name:	Keith Cozza
	Title:	Chief Compliance Officer

[Signature Page to Incremental Assumption Agreement]

HIGH RIVER LIMITED PARTNERSHIP,
as a Second Lien Term Lender

By: HOPPER INVESTMENTS LLC, its general partner
By:	BARBERRY CORP., its sole member

By:	/s/Keith Cozza
	Name:	Keith Cozza
	Title:	Secretary

[Signature Page to Incremental Assumption Agreement]

Schedule 1

INCREMENTAL TERM LOAN COMMITMENTS

For the Tranche A Second Lien Term Loans

JPMorgan Chase Bank, N.A.		$348,000,000

Icahn Parties:		$150,000,000	*

Icahn Partners LP	$42,715,462

Icahn Partners Master Fund LP	$54,488,397

Icahn Partners Master Fund II LP	$16,491,740

Icahn Partners Master Fund III LP	$6,304,401

High River Limited Partnership	$30,000,000

Icahn Parties:		$17,000,000

Icahn Partners LP	$4,841,085

Icahn Partners Master Fund LP	$6,175,352

Icahn Partners Master Fund II LP	$1,869,064

Icahn Partners Master Fund III LP	$714,499

High River Limited Partnership	$3,400,000

For the Tranche B Second Lien Term Loans

JPMorgan Chase Bank, N.A.		$135,000,000	†

*	made by delivery of Senior Notes.

†	or such lower amount as JPMorgan Chase Bank, N.A. shall determine by notice to the Administrative Agent and the Borrower on or prior to the Tranche B Second Lien Term Closing Date.

Schedule 2

GOOD STANDING CERTIFICATES TO BE DELIVERED POST-CLOSING

Lien Party	Jurisdiction of Formation
Associates Investments	California
Associates Realty Network	California
Associates Realty, Inc.	California
Burrow Escrow Services, Inc.	California
C21 TM LLC	California
CB TM LLC	California
Coldwell Banker Real Estate LLC	California
Coldwell Banker Residential Brokerage Company	California
Coldwell Banker Residential Real Estate LLC	California
Coldwell Banker Residential Referral Network	California
Cornerstone Title Company	California
Equity Title Company	California
ERA TM LLC	California
Fred Sands School of Real Estate	California
Guardian Title Company	California
National Coordination Alliance LLC	California
Realogy Operations LLC	California
Referral Network Plus, Inc.	California
Valley of California, Inc.	California
West Coast Escrow Company	California
Colorado Commercial, LLC	Colorado
Guardian Title Agency, LLC	Colorado
NRT Colorado LLC	Colorado

Referral Network, LLC	Colorado
Coldwell Banker Commercial Pacific Properties LLC	Hawaii
Coldwell Banker Pacific Properties LLC	Hawaii
Pacific Properties Referrals, Inc.	Hawaii
Mid-Atlantic Settlement Services LLC	Maryland
Pacesetter Nevada, Inc.	Nevada
Market Street Settlement Group LLC	New Hampshire
ERA General Agency of New Jersey, Inc.	New Jersey
NRT Commercial Ohio Incorporated	Ohio
Coldwell Banker Residential Referral Network, Inc.	Pennsylvania
TRG Settlement Services, LLP	Pennsylvania
J.W. Riker – Northern R. I., Inc.	Rhode Island
Alpha Referral Network LLC	Texas